As filed with the Securities and Exchange Commission on March 22, 2012

Registration No. 333-177230

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LendingClub Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6199	51-0605731
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization	Classification Code No.)	Identification No.)

LendingClub Corporation

71 Stevenson St.

Suite 300

San Francisco, CA 94105

(415) 632-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Renaud Laplanche, Chief Executive Officer

71 Stevenson St.

Suite 300

San Francisco, CA 94105

(415) 632-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Altieri, General Counsel

71 Stevenson St.

Suite 300

San Francisco, CA 94105

(415) 632-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Member Payment Dependent Notes	$1,000,000,000	$106,740(3)(4)

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes 200,000,000 of Member Payment Dependent Notes unsold from Registration Statement No. 333-151827 pursuant to Rule 415(a)(5).
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Net of Registration Fee of $7,860 previously paid with Registration Statement No. 333-151827.
(4)	Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-177230) of LendingClub Corporation (the “Registration Statement”) is being filed solely for the purpose of filing a revised Exhibit 5.1 as indicated in Part II of this Amendment No. 2. This opinion replaces and supersedes all previously filed exhibit 5.1. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by LendingClub Corporation. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	$106,740
Accountants’ fees and expenses	$20,000
Legal fees and expenses	$20,000
Blue Sky fees and expenses	$40,000
Miscellaneous	$50,000
Total Expenses	$304,240

Item 14.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that the liability of the directors of LendingClub for monetary damages shall be eliminated to the fullest extent under applicable law.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 204 of the California General Corporation Law, to the extent it is applicable to LendingClub, permits a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, except that a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) for contracts or transactions between the director and the corporation or (vii) for approving a distribution, loan or guaranty in violation of California corporate law.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 317 of the California General Corporations Law likewise generally authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain similar exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation.

Our amended and restated certificate of incorporation provides that we are authorized to provide indemnification of directors, officers, employees or other agents of LendingClub, or persons who are or were serving at the request of LendingClub as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, for breach of duty to LendingClub and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject, at any time LendingClub is subject to the California General Corporation Law, to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law described above.

Our amended and restated bylaws provide that (i) LendingClub is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) LendingClub may, in its discretion, indemnify other employees or agents to the extent permitted by applicable law, (iii) LendingClub is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified, (iv) the rights conferred in LendingClub’s bylaws are not exclusive and (v) LendingClub may not retroactively amend the bylaws provisions relating to indemnity.

We have entered into indemnification agreements with each of our directors. These agreements require us, among other things, to indemnify such persons for all direct costs of any type or nature, including attorneys’ fees, actually and reasonably incurred by such person in connection with the investigation, defense or appeal of: (1) any proceeding to which such person may be made a party by reason of (i) such person’s service as a director or officer of LendingClub, (ii) any action taken by such person while acting as director, officer, employee or agent of LendingClub, or (iii) such person’s actions while serving at the request of LendingClub as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is or was incurred; or (2) establishing or enforcing a right to indemnification under the agreement.

Under these agreements, LendingClub is not obligated to provide indemnification: (1) on account of any proceeding with respect to (i) remuneration paid to such person in violation of law, (ii) an accounting, disgorgement or repayment of profits made from the purchase or sale by such person of securities of LendingClub against such person pursuant to the provisions of Section 16(b) of the Exchange Act, or other provisions of any federal, state or local statute or rules and regulations thereunder, (iii) conduct that was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination), or (iv) conduct that constitutes a breach of such person’s duty of loyalty or resulting in any personal profit or advantage to which such person is not legally entitled; (2) for any proceedings or claims initiated or brought by such person not by way of defense; (3) for any amounts paid in settlement without LendingClub’s written consent; or (4) if such indemnification would be in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities

Set forth below is information regarding shares of common and preferred stock issued, warrants exercisable for common and preferred stock issued, convertible notes issued and options granted by us since our inception. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a) Issuances of Capital Stock, Warrants and Promissory Notes

On October 2, 2006, we issued and sold 335 shares of our common stock to our founder for a purchase price of $3.35 and in consideration of services rendered. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Between October 15, 2006 and July 2, 2007, we issued and sold an aggregate of 231 shares of our common stock to 16 accredited investors for an aggregate purchase price of $2,209,268. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between May 30, 2007 and August 2, 2007, we issued warrants to purchase an aggregate of 25 shares of common stock to a corporate investor in consideration of the purchase of common stock and two non-employee individuals in consideration for services rendered, each at an exercise price of $0.01 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

On August 20, 2007, we implemented a 13,000-for-1 stock split, which resulted in the Company having 7,358,000 shares of common stock issued and outstanding on such date. This stock split did not involve the offer or sale of a security.

Between August 21, 2007 and October 4, 2007, we issued and sold an aggregate of 9,637,401 shares of our convertible Series A preferred stock to six accredited investors for an aggregate purchase price of $10,263,831, and in connection with these issuances we issued an additional 832,000 shares of our common stock to our existing stockholders for no additional consideration. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between December 10, 2007 and March 6, 2008, we issued warrants to purchase an aggregate of 646,009 shares of Series A preferred stock to three existing stockholders and our lenders at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

On January 24, 2008, we issued convertible notes to two existing accredited investor stockholders for an aggregate purchase price of $1,000,000. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between April 25, 2008 and August 31, 2008, we issued and sold secured promissory notes and warrants to purchase an aggregate of 463,176 shares of our Series A convertible preferred stock to 20 accredited investors, including four existing securityholders, for an aggregate purchase price of $4,407,964. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

On September 29, 2008, we issued and sold 3,802,815 shares of our Series A convertible preferred stock to three accredited investors, including two existing securityholders, for aggregate cash consideration of $4,050,000, and the Company issued 990,212 shares of Series A convertible preferred stock to these two existing securityholders in connection with the conversion of $1,000,000 of convertible notes. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

On October 7, 2008, we issued warrants to purchase an aggregate of 37,558 shares of Series A convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Between October 16, 2008 and November 12, 2008, we issued warrants to purchase 39,436 shares of Series A convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Between October 22, 2008 and November 19, 2008, we issued and sold 276,995 shares of our Series A convertible preferred stock to four accredited investors, including one existing securityholder, for aggregate cash consideration of $295,000. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between October 27, 2008 and December 19, 2008, the Company issued an additional 1,309,857 shares of Series A convertible preferred stock to six accredited investors, including two existing securityholders, for aggregate cash consideration of $1,395,000. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

In December 2008, the Company issued warrants to purchase 28,170 shares of Series A convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

In March 2009, the Company issued 16,036,346 shares of Series B convertible preferred stock to seven accredited investors, including five existing securityholders, for aggregate cash consideration of $11,999,998. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

On May 18, 2009, the Company issued warrants to purchase an aggregate of 374,180 shares of Series B convertible preferred stock to two existing lenders at an exercise price of $0.7483 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

In April 2010, the Company issued 15,621,609 shares of Series C convertible preferred stock to 10 accredited investors, including 8 existing securityholders, for aggregate cash consideration of $24,489,996.42. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

In February 2011, the Company issued warrants to purchase an aggregate of 155,483 shares of Series C convertible preferred stock at an exercise price of $1.5667 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities.

In September 2011, we issued 7,308,708 shares of Series D convertible preferred stock for aggregate cash consideration of approximately $26,000,000 to 10 accredited investors. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

In January 2012, we issued an additional 1,698,970 shares of Series D Preferred Stock, par value $0.01 per share, for additional aggregate gross proceeds of approximately $6 million to 14 accredited investors. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering. Union Square Ventures participated in this additional sale.

(b) Stock Options and Restricted Stock

From January 22, 2007 through December 31, 2011, we have granted stock options to purchase an aggregate of 9,544,940 shares of our common stock (2,805,618 of which have either expired or been cancelled, and 452,509 of which have been exercised) with exercise prices ranging from $0.23 to $0.41 per share, as adjusted, to employees and consultants pursuant to our 2007 plan or other written compensatory plans or arrangements. From January 22, 2007 through December 31, 2011, an aggregate of 452,509 shares have been issued upon the exercise of stock options for an aggregate consideration of $120,241. The shares of common stock issued upon exercise of options are deemed restricted securities for the purposes of the Securities Act.

The number of shares of common stock reserved for issuance under our 2007 Stock Incentive Plan was 12,599,948 shares, as of December 31, 2011.

The grants of stock options and the shares of common stock issuable upon the exercise of the options as described in this paragraph (b) of Item 15 were issued pursuant to written compensatory plans or arrangements with our employees and consultants, in reliance on the exemption provided by Section 3(b) of the Securities Act and Rule 701 promulgated thereunder.

Item 16.	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment no. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 22th day of March 2012.

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche
Renaud Laplanche
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Renaud Laplanche Renaud Laplanche	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2012

/s/ Carrie Dolan Carrie Dolan	Chief Financial Officer (Principal Financial & Accounting Officer)	March 22, 2012

/s/ Jeffrey M. Crowe* Jeffrey M. Crowe	Director	March 22, 2012

/s/ Daniel Ciporin* Daniel Ciporin	Director	March 22, 2012

/s/ Rebecca Lynn* Rebecca Lynn	Director	March 22, 2012

*	/s/ Renaud Laplanche Renaud Laplanche Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of LendingClub Corporation (incorporated by reference to Exhibit 3.1 of the Company’s 8-K, filed August 3, 2010)

3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s 8-K/A, filed on February 7, 2012)

3.3	Amended and Restated Bylaws of LendingClub Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K, filed June 17, 2009)

4.1	Form of three-year Member Payment Dependent Note (included as Exhibit A in Exhibit 4.5) (incorporated by reference to Exhibit 4.3 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

4.2	Form of Indenture between LendingClub Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of the Company’s Amendment #3 to Form S-1, Registration No. 333-151827, filed October 9, 2008)

4.3	First Supplemental Indenture, dated July 10, 2009, between LendingClub Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.3 of the Company’s post-Effective Amendment No. 3, Registration No. 333-151827, filed July 23, 2009)

4.4*	Form of Investor Agreement

4.5	Second Supplemental Indenture, dated May 5, 2010, between LendingClub Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.5 of the Company’s post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

4.6	Form of five-year Member Payment Dependent Note (included as Exhibit B in Exhibit 4.5) (incorporated by reference to Exhibit 4.3 of the Company’s post-Effective Amendment No. 3, Registration No. 333-151827, filed July 23, 2009)

5.1	Opinion of Fenwick & West LLP

8.1*	Opinion of Fenwick & West LLP

10.1*	Form of Loan Agreement

10.2*	Form of Borrower Membership Agreement

10.3	Second Amended and Restated Loan and Security Agreement, dated as of August 3, 2009, between LendingClub Corporation and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed August 11, 2009)

10.4	Amended and Restated Loan and Security Agreement, dated as of August 3, 2009, between LendingClub Corporation, the Gold Hill Lenders referenced on Exhibit A attached thereto, Gold Hill Venture Lending 03, LP, and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed August 11, 2009)

10.5	First Amendment to Amended And Restated Loan and Security Agreement, dated April 15, 2010, by and among LendingClub Corporation, Gold Hill Venture Lending 03, LP, and Silicon Valley Bank (incorporated by reference to Exhibit 10.5 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

10.6	First Amendment to Second Amended And Restated Loan And Security Agreement, dated April 15, 2010, by and between Silicon Valley Bank and LendingClub Corporation (incorporated by reference to Exhibit 10.6 of the Company’s post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010).

10.7	LendingClub Corporation 2007 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5 of the Company’s Form S-1, filed June 20, 2008)

10.8	Amendment No. 3 to LendingClub Corporation 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 of the Company’s Annual Report on Form 10-K, filed June 17, 2009)

10.9	Form of Secured Promissory Note (incorporated by reference to Exhibit 10.6 of the Company’s Form S-1, Registration No. 333-151827, filed June 20, 2008)

10.10	Form of Warrant (incorporated by reference to Exhibit 10.7 of the Company’s Form S-1, Registration No. 333-151827, filed June 20, 2008)

10.11	Amended and Restated Loan Sale Agreement, dated as of November 9, 2010, between LendingClub Corporation and WebBank (incorporated by reference to Exhibit 10.11 of the Company’s Quarterly Report on Form 10-Q filed on February 14, 2011)

10.12	Amended and Restated Loan Account Program Agreement, dated as of November 9, 2010, between LendingClub Corporation and WebBank (incorporated by reference to Exhibit 10.11 of the Company’s Quarterly Report on Form 10-Q filed on February 14, 2011)

10.13	Hosting Services Agreement, dated as of October 6, 2008, between LendingClub Corporation and FOLIOfn Investments, Inc. (incorporated by reference to Exhibit 10.15 of the Company’s Form 10-K, filed June 17, 2009)

10.14	Services Agreement, dated as of October 6, 2008, by and between LendingClub Corporation and FOLIOfn Investments, Inc. (incorporated by reference to Exhibit 10.16 of the Company’s Form 10-K, filed June 17, 2009)

10.15	License Agreement, dated as of October 6, 2008, by and between LendingClub Corporation and FOLIOfn Investments, Inc. (incorporated by reference to Exhibit 10.17 of the Company’s Form 10-K, filed June 17, 2009)

10.16	Series A Preferred Stock Purchase Agreement, dated as of August 21, 2007, by and among LendingClub Corporation, and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 10.18 of the Company’s Form 10-K, filed June 17, 2009)

10.17	Series B Preferred Stock Purchase Agreement, dated as of March 13, 2009, by and among LendingClub Corporation, and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 10.19 of the Company’s Form 10-K, filed June 17, 2009)

10.18	Series C Preferred Stock Purchase Agreement, dated as of April 14, 2010, by and among LendingClub Corporation, and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, filed April 20, 2010)

10.19	Series D Preferred Stock Purchase Agreement, dated as of July 24, 2011, by and among LendingClub Corporation and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, filed August 3, 2011)

10.20	Amended and Restated Investor Rights Agreement, dated as of July 28, 2011, by and among LendingClub Corporation and the investors listed on Exhibit A thereto (incorporated by reference to Exhibit 99.2 of the Company’s Form 8-K, filed August 3, 2011)

10.21	Amended and Restated Voting Agreement, dated as of July 28, 2011, by and among LendingClub Corporation, those certain holders of the Company’s Common Stock listed on Exhibit A thereto, the persons and entities listed on Exhibit B thereto, and the persons and entities listed on Exhibit C thereto (incorporated by reference to Exhibit 99.3 of the Company’s Form 8-K, filed August 8, 2011)

10.22	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of July 28, 2011, by and among LendingClub Corporation, each of the persons and entities listed on Exhibit A thereto, and each of the persons listed on Exhibit B thereto (incorporated by reference to Exhibit 99.4 of the Company’s Form 8-K, filed August 8, 2011)

10.23	Warrant to Purchase Stock, dated May 18, 2009, issued to Silicon Valley Bank (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed May 22, 2009)

10.24	Warrant to Purchase Stock, dated May 18, 2009, issued to Gold Hill Venture Lending 03, LP (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, filed May 22, 2009)

10.25	Security Agreement: Specific Rights to Payment, dated April 15, 2010, by and between Wells Fargo Bank, National Association and LendingClub Corporation Bank (incorporated by reference to Exhibit 10.5 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

10.26†*	Backup and Successor Servicing Agreement, dated as of September 15, 2011, by and between Portfolio Financial Servicing Company and Lending Club Corporation.

10.27*	Form of Indemnity Agreement

10.28*	Form of Referral Agreement

10.29*	Employment Letter by and between LendingClub Corporation and Carrie Dolan

10.30*	Employment Agreement by and between LendingClub Corporation and Renaud Laplanche, as amended

10.31*	Employment Agreement by and between LendingClub Corporation and John Donovan

16.1	Letter from Armanino McKenna LLP to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K, filed April 11, 2011)

21.1*	List of Subsidiaries

23.1*	Consent of Armanino McKenna LLP

23.2	Consent of Fenwick & West, LLP (incorporated by reference from Exhibit 5.1)

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture Note

*	Previously Filed
†	Confidential treatment requested